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Table of Contents Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-220281

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.400% Senior Notes due 2024	$400,000,000	$46,360

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act").

PROSPECTUS SUPPLEMENT
(To prospectus dated August 31, 2017)

$400,000,000

Magellan Health, Inc.

4.400% Senior Notes due 2024

        The notes will bear interest at the rate of 4.400% per year. Interest on the notes will be payable semi-annually in arrears on March 22 and September 22, beginning on March 22, 2018. The notes will mature on September 22, 2024. Prior to July 22, 2024 (two months prior to the maturity date of the notes), we may redeem some or all of the notes at any time at the applicable redemption price based on a formula set forth in this prospectus supplement. In addition, on or after July 22, 2024 (two months prior to the maturity date of the notes), we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption prices are discussed under the caption "Description of the Senior Notes—Optional Redemption."

        The notes will be senior unsecured obligations of our company and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations from time to time outstanding.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-11.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public Offering Price	99.809%	$399,236,000

Underwriting Discount	0.900%	$3,600,000

Proceeds to Magellan Health, Inc. (before expenses)	98.909%	$395,636,000

        The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from September 22, 2017.

        The notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Clearstream and Euroclear, on or about September 22, 2017.

Joint Bookrunning Managers
J.P. Morgan	MUFG	Wells Fargo Securities
BBVA		US Bancorp

Co-Managers
Citigroup	Fifth Third Securities	KeyBanc Capital Markets

September 15, 2017

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may file relating to this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement

Prospectus

S-i

INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus supplement and the accompanying prospectus. As allowed by the SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering, together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus supplement is considered a part of this prospectus supplement and may add, update or change information contained in this prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus supplement will supersede the information in the accompanying prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. You should not assume the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. We have not, and the underwriters have not, authorized anyone else to provide you with other information.

        Unless otherwise indicated, references to "we," "us," "our," "the company" and "our company" are to Magellan Health, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our filings with the SEC are also available in the "Investors" section of our website on the Internet at www.magellanhealth.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement or the accompanying prospectus, the information on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus. In addition, you can inspect reports and other information we file at the office of The NASDAQ Global Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC's Public Reference Room in Washington D.C., as well as through the SEC's website listed above.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017;

  •
  Our Current Reports on Form 8-K filed on January 10, 2017, February 13, 2017, March 8, 2017, May 25, 2017 and July 13, 2017, respectively;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed on April 12, 2017 but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

  •
  Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus supplement and before the termination of this offering.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations Department, Magellan Health, Inc., 55 Nod Road, Avon, Connecticut 06001, Telephone No. 1-877-645-6464.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement (including the information incorporated by reference in this prospectus supplement) contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our inability to renegotiate or extend expiring customer contracts, or the termination of customer contracts;

  •
  our inability to integrate acquisitions in a timely and effective manner;

  •
  changes in business practices of the industry, including the possibility that certain of our managed care customers could seek to provide managed healthcare services directly to their subscribers, instead of contracting with us for such services, particularly as a result of further consolidation in the managed care industry and especially regarding managed healthcare customers that have already done so with a portion of their membership;

  •
  the impact of changes in the contracting model for Medicaid contracts, including certain changes in the contracting model used by states for managed healthcare services contracts relating to Medicaid lives;

  •
  our ability to accurately predict and control healthcare costs, and to properly price our services;

  •
  our ability to accurately underwrite and control healthcare costs associated with our expansion into clinically integrated management of special populations eligible for Medicaid and Medicare, including individuals with serious mental illness and other unique high-cost populations;

  •
  our ability to maintain or secure cost-effective healthcare provider contracts;

  •
  our ability to maintain relationships with key pharmacy providers, vendors and manufacturers;

  •
  fluctuation in quarterly operating results due to seasonal and other factors;

  •
  our dependence on government spending for managed healthcare, including changes in federal, state and local healthcare policies;

  •
  restrictive covenants in our debt instruments;

  •
  present or future state regulations and contractual requirements that we provide financial assurance of our ability to meet our obligations;

  •
  the impact of the competitive environment in the managed healthcare services industry which may limit our ability to maintain or obtain contracts, as well as our ability to maintain or increase our rates;

  •
  the impact of healthcare reform legislation;

  •
  the Mental Health and Substance Abuse Benefit Parity Law and Regulations;

  •
  government regulation;

  •
  our participation in Medicare Part D is subject to government regulation;

  •
  the unauthorized disclosure of sensitive or confidential member or other information;

  •
  a breach or failure in our operational security systems or infrastructure, or those of third parties with which we do business;

  •
  the possible impact of additional regulatory scrutiny and liability associated with the our Pharmacy Management (as defined below) segment;

  •
  the inability to realize the value of goodwill and intangible assets;

  •
  pending or future actions or claims for professional liability;

  •
  claims brought against us that either exceed the scope of our liability coverage or result in denial of coverage;

  •
  class action suits and other legal proceedings;

  •
  negative publicity;

  •
  the impact of governmental investigations;

  •
  the impact of varying economic and market conditions on our investment portfolio;

  •
  the state of the national economy and adverse changes in economic conditions; and

  •
  the impact to contingent consideration as a result of changes in operational forecasts and probabilities of payment.

        See "Risk Factors" for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus supplement or any documents incorporated by reference herein or therein. Any forward-looking statement made by us in this prospectus supplement or any documents incorporated by reference herein or therein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SUMMARY

        This summary highlights certain information concerning our business and this offering. It does not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this entire prospectus supplement and should consider, among other things, the matters set forth and incorporated by reference in "Risk Factors" before deciding to invest in the notes.

 The Company

        Magellan Health, Inc. was incorporated in 1969 under the laws of the State of Delaware. We are engaged in the healthcare management business, and are focused on managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. We develop innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve. We provide services to health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third party administrators.

        Our business is divided into three segments, based on the services we provide and/or the customers we serve. The Healthcare segment ("Healthcare") includes our: (i) management of behavioral healthcare services and employee assistance program services, (ii) management of other specialty areas including diagnostic imaging and musculoskeletal management, and (iii) the integrated management of physical, behavioral and pharmaceutical healthcare for special populations, delivered through Magellan Complete Care. The Pharmacy Management segment ("Pharmacy Management") comprises products and solutions that provide clinical and financial management of pharmaceuticals paid under medical and pharmacy benefit programs. Pharmacy Management's services include: (i) pharmacy benefit management services; (ii) pharmacy benefit administration for state Medicaid and other government sponsored programs; (iii) pharmaceutical dispensing operations; (iv) clinical and formulary management programs; (v) medical pharmacy management programs; and (vi) programs for the integrated management of specialty drugs across both the medical and pharmacy benefit that treat complex conditions, regardless of site of service, method of delivery, or benefit reimbursement. The Corporate segment is comprised primarily of amounts not allocated to the Healthcare and Pharmacy Management segments that are largely associated with costs related to being a publicly traded company.

Recent Developments

Acquisition of Senior Whole Health

        On July 13, 2017, we entered into an agreement and plan of merger (the "SWH Agreement") to acquire SWH Holdings, Inc. ("Senior Whole Health"). Senior Whole Health is a healthcare company focused on serving complex, high-risk populations, providing Medicare and Medicaid dual-eligible benefits to members in Massachusetts and New York. Under the terms of the SWH Agreement, the base purchase price is $390.0 million, subject to working capital adjustments, plus a potential contingent payment of $10.0 million. The contingent payment is based on a subsidiary of SWH Holdings earning a Star Rating from Medicare of 4.0 or greater in 2018. Consummation of the merger is subject to various conditions, including state regulatory approvals.

Refinancing

2017 Credit Agreement

        In connection with the closing of this offering, on or about September 22, 2017, we expect to enter into a credit agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. ("BTMU") as administrative agent and the lenders party thereto from time to time, that will provide for a $400,000,000 senior unsecured revolving credit facility and a $350,000,000 senior unsecured term loan facility (the "2017 Credit Agreement").

        The proceeds of the 2017 Credit Agreement will be used for (a) working capital and general corporate purposes, including the payment of dividends, investments and the funding of acquisitions, (b) the repayment of all outstanding loans and other obligations (and the termination of all commitments) under (i) the credit agreement, dated as of July 23, 2014 among Magellan Pharmacy Services, Inc., a Delaware corporation ("Magellan Pharmacy") in its capacity as borrower thereunder and successor to Magellan Rx Management, Inc., a Delaware corporation ("Magellan RX") in such capacity, us, the lenders party thereto, and Citibank, N.A., as administrative agent (the "2014 Credit Agreement"), (ii) the credit agreement, dated as of June 27, 2016 among Magellan Pharmacy, us, the lenders party thereto and BTMU, as administrative agent (the "2016 Credit Agreement") and (iii) the credit agreement, dated as of January 10, 2017 among Magellan Pharmacy, us, the lenders party thereto and BTMU, as administrative agent (the "Existing 2017 Credit Agreement" and, collectively with the 2014 Credit Agreement and the 2016 Credit Agreement, the "Existing Credit Agreements") (the termination and repayment of the obligations under the Existing Credit Agreements, collectively, the "Refinancing") and (c) payment of fees and expenses incurred in connection with (i) the entering into of the 2017 Credit Agreement and related documents and the incurrence of loans and issuance of letters of credit thereunder and (ii) the consummation of the Refinancing.

        Under the 2017 Credit Agreement, the annual interest rate on the loan borrowing is equal to (i) in the case of base rate loans, the sum of an initial borrowing margin of 0.50 percent plus the higher of the prime rate, one-half of one percent in excess of the overnight "federal funds" rate, or the Eurodollar rate for one month plus 1.00 percent, or (ii) in the case of Eurodollar rate loans, the sum of an initial borrowing margin of 1.50 percent plus the Eurodollar rate for the selected interest period. The borrowing margin is subject to adjustment based on our debt rating as provided by certain rating agencies. We have the option to borrow in base rate loans or Eurodollar rate loans at our discretion. The commitment commission on the revolving credit facility under the 2017 Credit Agreement is 0.20 percent of the unused revolving credit commitment, which rate shall be adjusted from time to time based on our debt rating as provided by certain rating agencies.

        The 2017 Credit Agreement contains certain affirmative and negative covenants and certain events of default customary for facilities of this type.

        We cannot assure you that we will enter into the 2017 Credit Agreement, that we will be able to incur the borrowings under the term loan facility or the revolving credit facility under the 2017 Credit Agreement contemplated above or that we will be able to complete the Refinancing. Investors are cautioned not to place undue reliance on the occurrence of any of the foregoing in deciding whether to invest in the notes. This offering is not conditioned on us entering into the 2017 Credit Agreement or incurring any borrowings under the term loan facility or the revolving credit facility under the 2017 Credit Agreement.

L/C Agreement

        On August 22, 2017, we entered into a Continuing Agreement for Standby Letters of Credit with BTMU, as issuer (the "L/C Agreement"), under which BTMU, at its sole discretion, may provide standby letters of credit to us.

        The L/C Agreement contains certain affirmative and negative covenants and certain events of default customary for facilities of this type.

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections entitled "Description of the Senior Notes" of this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus contain more detailed descriptions of the terms and conditions of the notes and the indenture governing the notes. In this subsection, "we," "us" and "our" refer only to Magellan Health, Inc. and not to any of our subsidiaries.

Issuer	Magellan Health, Inc.
Notes Offered	$400,000,000 aggregate principal amount of 4.400% Senior Notes due 2024.
Maturity Date	September 22, 2024.
Interest Rate	Subject to "Interest Rate Adjustment" below, we will pay interest on the notes at an annual rate of 4.400%.
Interest Rate Adjustment	The interest rate payable on the notes will be subject to adjustments from time to time if S&P downgrades (or downgrades and subsequently upgrades), the credit rating assigned to the notes.
See "Description of Senior Notes—Covenants—Interest Rate Adjustment."
Interest Payment Dates	We will pay interest on the notes semi-annually in cash, in arrears, on March 22 and September 22, of each year commencing March 22, 2018. Interest will accrue from September 22, 2017.
Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our indebtedness that is not so subordinated.
Optional Redemption
We may redeem the notes, in whole or in part, at our option at any time prior to July 22, 2024 (two months prior to the maturity date of the notes) at a redemption price equal to the Make-Whole Price as described in "Description of the Senior Notes—Optional Redemption."

In addition, we may redeem the notes, in whole or in part, at our option at any time on or after July 22, 2024 (two months prior to the maturity date of the notes) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Certain Covenants	The indenture and the supplemental indenture governing the notes will contain covenants that, subject to certain exceptions:
• limit our ability and the ability of our subsidiaries to create liens;
• enter into sale and leaseback transactions; and

• limit our ability to consolidate, merge or transfer all or substantially all of our assets.
See "Description of the Senior Notes—Certain Covenants" herein.
Form of Notes
The notes will be issued in book-entry form and will be represented by global certificates in denominations of $2,000 and integral multiples of $1,000 in excess thereof, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company.
Further Issues
We may issue from time to time, without giving notice to or seeking the consent of the holders of the notes, additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby, except for the public offering price, the issue date and, potentially, the initial interest payment date. Any additional notes having such similar terms, together with the notes being offered hereby, will constitute a single series of debt securities for all purposes under the indenture; provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes, and the Refinancing. See "Use of Proceeds."
Conflicts of Interest
Affiliates of J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, will receive 5% or more of the net proceeds of this offering by reason of the repayment of amounts due under the Existing Credit Agreements in connection with the Refinancing. See "Use of Proceeds." To the extent that any one underwriter, together with its affiliates, receives 5% or more of the net proceeds, such underwriter would be deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority. Accordingly, this offering will be conducted in accordance with Rule 5121. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."
No Public Market
The notes are a new issue of securities with no established trading market. We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system.
Governing Law	New York.
Risk Factors
See "Risk Factors" and the other information in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement.

For more information about the notes, see "Description of the Senior Notes."

 Summary Historical Consolidated Financial Data

        The following summary historical consolidated financial data as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016 has been derived from our unaudited consolidated financial statements, and the summary historical consolidated financial data as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 has been derived from our audited consolidated financial statements, and all such financial statements are incorporated by reference in this prospectus supplement. The summary historical consolidated financial data as of June 30, 2016 has been derived from our unaudited consolidated financial statements and our summary historical consolidated balance sheet data as of December 31, 2014 has been derived from our audited consolidated financial statements, which are not included or incorporated by reference in this prospectus supplement.

        This information is only a summary. You should read the data set forth in the table below in conjunction with our unaudited consolidated financial statements and the accompanying notes as of and for the six months ended June 30, 2017 and 2016 and our audited consolidated financial statements and the accompanying notes as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, which are incorporated by reference herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, each of which is incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" and "Incorporation by Reference." The results of interim periods are not necessarily indicative of results that may be expected for the full year.

	Six Months Ended
	June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
	(Unaudited)	(Unaudited)
	(In millions)
Consolidated Statement of Income Data:
Net revenue:
Managed care and other	$1,551.1	$1,376.3	$2,903.0	$3,197.6	$2,968.4
PBM and dispensing	1,173.7	905.1	1,933.9	1,399.8	791.7

Total net revenue	2,724.8	2,281.4	4,836.9	4,597.4	3,760.1

Costs and expenses:
Cost of care	1,065.3	930.2	1,882.6	2,274.8	2,088.6
Cost of goods sold	1,105.0	852.4	1,818.7	1,321.9	732.9
Direct service costs and other operating expenses (1)(2)(3)	452.9	406.5	876.6	822.4	723.5
Depreciation and amortization	54.7	50.6	106.1	102.8	91.1
Interest expense	9.0	3.8	10.2	6.6	7.4
Interest and other income	(2.0)	(1.4)	(2.8)	(2.2)	(1.3)

Total costs and expenses	2,684.9	2,242.1	4,691.4	4,526.3	3,642.2

Income before income taxes	39.9	39.3	145.5	71.1	117.9
Provision for income taxes	17.5	24.6	69.7	42.4	43.7

Net income	22.4	14.7	75.8	28.7	74.2
Less: net income (loss) attributable to non-controlling interest	(0.8)	(2.5)	(2.1)	(2.7)	(5.2)

Net income attributable Magellan Health, Inc.	$23.2	$17.2	$77.9	$31.4	$79.4

	Six Months Ended
	June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
	(Unaudited)	(Unaudited)
	(In millions)
Consolidated Balance Sheet Data:
Current assets	$1,343.3	$1,209.7	$1,319.3	$1,097.7	$1,140.3
Current liabilities	1,076.3	647.1	1,092.9	724.2	585.8
Property and equipment, net	165.1	173.9	172.5	174.7	171.9
Total assets	2,459.6	2,201.4	2,443.7	2,069.1	2,068.9
Total debt and capital lease obligations	629.9	476.7	618.4	257.3	269.8
Stockholders' equity	1,143.7	1,084.9	1,099.7	1,066.2	1,133.6

(1)
Includes stock compensation expense of $21.5 million and $18.4 million for the six months ended June 30, 2017 and 2016, respectively, and $37.4 million, $50.4 million and $40.6 million for the years ended December 31, 2016, 2015 and 2014, respectively.

(2)
Includes changes in fair value of contingent consideration of $0.2 million and $0.2 million for the six months ended June 30, 2017 and 2016, respectively, and $(0.1) million, $44.3 million and $6.2 million for the years ended December 31, 2016, 2015 and 2014, respectively.

(3)
Includes impairment of intangible assets of $4.8 million for the six months ended June 30, 2016 and $4.8 million for the year ended December 31, 2016.

RISK FACTORS

        Before you decide to invest in the notes, you should consider the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" and "Incorporation by Reference."

Risks Related to the Notes and our Indebtedness

The 2017 Credit Agreement contains financial covenants and other restrictions on our actions, and it could therefore limit our operational flexibility or otherwise adversely affect our financial condition.

        We have, from time to time, financed our liquidity needs in part from borrowings made under the Existing Credit Agreements that provided for both revolving credit facility borrowings and term loan borrowings, which will be replaced with the 2017 Credit Agreement. As of June 30, 2017 after giving effect to this offering and the use of proceeds contemplated hereby, including the entry into the 2017 Credit Agreement, we would have had $350 million of term loan borrowings and no drawings under the revolving credit facility under the 2017 Credit Agreement. The 2017 Credit Agreement contains negative covenants that, subject to significant exceptions, limit our ability, among other things, to create liens, to consolidate, merge and purchase and sell assets, to pay dividends and make other distributions, to incur additional indebtedness, to make certain advances, investments and loans and to enter into transactions with affiliates. In addition, we must maintain a certain total leverage ratio and consolidated interest coverage ratio, in each case, as defined and specified in the 2017 Credit Agreement. Failure to comply with these operating or financial covenants could result from, among other things, changes in our results of operations or general economic conditions. These covenants may restrict our ability to engage in transactions that would otherwise be in our best interests. Failure to comply with any of the covenants under the 2017 Credit Agreement could result in a default or, in certain circumstances, an event of default. In addition, the 2017 Credit Agreement includes a cross default provision whereby an event of default under certain other debt obligations (including the notes offered hereby) will be considered an event of default under the 2017 Credit Agreement. If an event of default occurs, the commitments of the lenders under the 2017 Credit Agreement may be terminated and the maturity of amounts owed thereunder may be accelerated which could cause an event of default and acceleration of the notes offered hereby.

The notes will not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact our ability to satisfy our obligations under the notes.

        Although the indenture governing the notes will contain limited covenants that would restrict our ability and the ability of certain of our subsidiaries to create, incur or assume secured indebtedness, this restriction only applies to the extent that the indebtedness created, incurred or assumed is secured by shares of stock of such restricted subsidiary or a lien on a Principal Property (as defined in the indenture).

        The indenture governing the notes will contain limited covenants that would restrict our ability and the ability of certain of our subsidiaries to create, incur or assume secured indebtedness secured by a lien on shares of stock of such restricted subsidiary or a lien on a Principal Property (as defined in the indenture). In order to constitute a Principal Property for purposes of these covenants, a property must have a book value in excess of 1.0% of our most recently calculated consolidated total assets. Based on our consolidated total assets as of June 30, 2017, a property would only constitute a Principal Property if it had a book value in excess of approximately $24.6 million. As of the date of this prospectus supplement, neither we nor any of our subsidiaries owns any Principal Property as defined. As a result, as of the date of this prospectus supplement, the notes would not restrict us or our subsidiaries from creating, incurring or assuming an unlimited amount of indebtedness secured by a lien on all of our respective assets (if such lien is not otherwise constituting a lien on shares of stock of such restricted subsidiary), and we would not be required to equally and ratably secure the notes. As a result, any such secured indebtedness would effectively rank senior to the notes to the extent of the value of the assets and/or the capital stock providing the security.

Restrictions on certain of our subsidiaries could affect the ability of such subsidiaries to pay dividends and may thereby affect our liquidity and ability to meet our obligations.

        Certain state regulations require us or certain of our subsidiaries to maintain specified cash reserves or letters of credit and/or to maintain certain minimum tangible net equity in some of our subsidiaries as assurance that we have the financial resources to meet our contractual obligations. Many of these state regulations also restrict the investment activity of certain of our subsidiaries, and some restrict the ability of certain of our subsidiaries to pay dividends to us. The restrictions on the ability of certain of our subsidiaries to pay dividends to us, as well as any additional state regulations that may be promulgated that would increase the cash or other security we would be required to maintain, may affect our liquidity and our ability to provide sufficient capital to fund our obligations.

A public trading market for the notes may not develop.

        The notes are a new issue of securities with no established trading market. We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. As a result, a market for the notes may not develop or, if one does develop, it may not be sustained. If an active market for the notes fails to develop or cannot be sustained, the trading price and liquidity of the notes could be adversely affected.

The market price of the notes may be volatile.

        The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:

  •
  our financial condition, operating performance and future prospects;

  •
  the amount of indebtedness we and our subsidiaries have outstanding;

  •
  our credit ratings with major credit rating agencies, including with respect to the notes;

  •
  market interest rates;

  •
  economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally;

  •
  the market for similar securities;

  •
  competition; and

  •
  general economic conditions.

        As a result of these factors, you may only be able to sell your notes at a price below what you believe to be appropriate, including a price below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of the notes may not reflect all of the risks of an investment in the notes.

        The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell, or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety.

        We expect that the notes will initially be rated only by Standard & Poor's Ratings Services ("S&P"). We cannot be sure that S&P will maintain its initial rating on the notes. Additionally, we cannot assure you that other credit rating agencies would assign a rating similar to the rating we have obtained. If at any time the notes are rated below BBB- by S&P, the notes will be subject to an interest rate adjustment as described in "Description of the Senior Notes—Interest Rate Adjustment." However, if any rating agency other than S&P (or a Substitute Rating Agency, as defined in "Description of the Senior Notes") rates the notes investment grade and subsequently if such rating falls below investment grade, the notes will not be subject to any interest rate adjustment.

        Further, any deterioration of the credit rating assigned to the notes or to our credit rating in general could impact adversely the trading prices of, and the liquidity of the market for, the notes and would also affect adversely our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in indentures or other loan agreements governing the terms of any future indebtedness that we may incur.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the notes.

        We are not restricted under the terms of the indenture governing the notes or the terms of the notes from incurring additional indebtedness or from having our subsidiaries incur any debt.

        In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture and the notes, including repaying indebtedness or repurchasing common stock or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

        Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business, and other factors beyond our control.

 USE OF PROCEEDS

        We will receive approximately $394.7 million in net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses.

        We intend to use the net proceeds of this offering for working capital and general corporate purposes, and the Refinancing. The 2014 Credit Agreement will mature on July 23, 2019. As of June 30, 2017, borrowings under the 2014 Credit Agreement bore interest at a rate of 1.625 percent plus the London Interbank Offered Rate ("LIBOR"), which was equivalent to a total interest rate of approximately 2.851 percent. For the six months ended June 30, 2017, the weighted average interest rate was approximately 2.523 percent. The 2016 Credit Agreement will mature on December 29, 2017. As of June 30, 2017, the borrowings under the 2016 Credit Agreement bore interest at a rate of approximately 1.375 percent plus the LIBOR, which was equivalent to a total interest rate of approximately 2.601 percent. For the six months ended June 30, 2017, the weighted average interest rate was approximately 2.276 percent. The Existing 2017 Credit Agreement will mature on December 29, 2017. As of June 30, 2017, the borrowings under the Existing 2017 Credit Agreement bore interest at a rate of approximately 1.625 percent plus the LIBOR, which was equivalent to a total interest rate of approximately 2.834 percent. During the period the term loan under the Existing 2017 Credit Agreement was outstanding, from January 10, 2017 through June 30, 2017, the weighted average interest rate was approximately 2.570 percent. The 2014 Credit Agreement, the 2016 Credit Agreement and the Existing 2017 Credit Agreement (collectively, the "Existing Credit Agreements") will be terminated in connection with the Refinancing.

        Affiliates of certain of the underwriters are lenders under the Existing Credit Agreements and accordingly will receive a portion of the proceeds from this offering in connection with the Refinancing. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

RATIO OF EARNINGS TO FIXED CHARGES

	Pro Forma As Adjusted(1)
	Six Months Ended June 30, 2017		Six Months Ended June 30, 2017
				Year Ended December 31,
		Year Ended December 31, 2017
				2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	4.6x	9.9x	5.4x	14.8x	11.7x	21.7x	58.2x	73.8x

(1)
Adjusted for the issuance of the notes based on its coupon of 4.40%, plus the amortization of underwriting discounts and other issuance discounts and expenses, and the application of the net proceeds therefrom for the applicable period, assuming for this purpose that the net proceeds are applied to consummate the Refinancing, which will include the repayment of all outstanding loans and other obligations (and the termination of all commitments) under the Existing Credit Agreements.

        For purposes of calculating the ratio above, earnings are defined as profit or loss from operations before income taxes, adjusted to addback fixed charges, interest expense associated with the amortization of capitalized interest and net losses attributable to non-controlling interest, and reduced by capitalized interest associated with loan issuance costs. Fixed charges consist of interest expense associated with debt and capital lease obligations, capitalized interest attributable to loan issuance costs and the interest component of rental expense, less interest expense associated with the amortization of capitalized interest.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2017, on an actual basis and as adjusted to give effect to the issuance of the notes and the receipt of the net proceeds therefrom as set forth in "Use of Proceeds," assuming the Refinancing is completed.

        This table should be read in conjunction with "Use of Proceeds" and our unaudited consolidated financial statements and the related notes in our Quarterly Report on Form 10-Q for the period ended June 30, 2017 incorporated by reference herein.

	As of June 30, 2017
	Actual	As Adjusted
	(Unaudited)
	(In millions)
Unrestricted cash, cash equivalents and short-term investments	$273.3	$409.4

Debt and capital lease obligations:
Credit facilities(1)	$606.2	$350.0
Notes offered hereby	—	400.0
Capital lease obligations	24.9	24.9
Deferred debt issuance costs	(1.2)	(6.9)

Total debt and capital lease obligations	629.9	768.0
Total stockholders' equity	1,143.7	1,143.7

Total capitalization	$1,773.6	$1,911.7

(1)
As of June 30, 2017, we had letters of credit of $27.0 million and no revolving loan borrowings, resulting in borrowing capacity of $223.0 million under the Existing Credit Agreements. As of September 14, 2017, we have letters of credit of $5.0 million issued under certain of the Existing Credit Agreements and no revolving loan borrowings, resulting in borrowing capacity of $245.0 million under the Existing Credit Agreements; additionally, we have letters of credit issued under the L/C Agreement of approximately $21.5 million. In connection with the closing of this offering, we expect to consummate the Refinancing, which will include the repayment of all outstanding loans and other obligations (and the termination of all commitments) under the Existing Credit Agreements, and enter into the 2017 Credit Agreement. We expect to receive approximately $347.6 million in net proceeds from the 2017 Credit Agreement, after deducting bank fees and other estimated loan issuance fees. See "Summary—Recent Developments—Refinancing."

 DESCRIPTION OF THE SENIOR NOTES

        The following description of the notes offered hereby supplements the more general description of the debt securities that appears in the accompanying prospectus. You should read this section together with the section entitled "Description of Securities" in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls and will apply to the notes.

        The notes will be issued under a base indenture dated as of September 22, 2017 (the "base indenture"), between Magellan and U.S. Bank National Association, as trustee, as supplemented by a separate supplemental indenture to be dated as of September 22, 2017 (the "supplemental indenture"). As used in this section, all references to the indenture mean the indenture for this series of notes, consisting of the base indenture as supplemented by the supplemental indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

        This description of the notes is intended to be an overview of the material provisions of the notes and the indenture. Because this description of the notes and the indenture is only a summary, you should refer to the indenture for a complete description of our obligations and your rights.

        In this description of the notes, references to "Magellan", the "issuer", "we", "our" and "us" refer to Magellan Health, Inc. and do not include its subsidiaries, unless the context otherwise requires. Reference is made to the indenture for a full disclosure of all defined terms, as well as any other capitalized terms used in this "Description of the Senior Notes" for which no definition is provided.

General

        The notes:

  •
  will be our senior unsecured obligations;

  •
  will constitute a series of debt securities issued under the indenture and will initially be limited to an aggregate principal amount of $400.0 million;

  •
  will mature on September 22, 2024;

  •
  will be subject to earlier redemption at the option of the issuer as described under "—Optional Redemption";

  •
  will be subject to repurchase by us, in whole or in part, at the option of the holders upon certain specified changes of control as described under "—Offer to Repurchase Upon Change of Control Triggering Event";

  •
  will not have the benefit of any sinking fund;

  •
  will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

  •
  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See "—Book-Entry Issuance."

        Interest on the notes will:

  •
  accrue at the rate of 4.400% per annum;

  •
  accrue from September 22, 2017 or the most recent interest payment date on which interest was paid;

  •
  be payable in cash semi-annually in arrears on March 22 and September 22 of each year, commencing on March 22, 2018;

  •
  be payable to the holders of record on the March 8 and September 8 immediately preceding the related interest payment date; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date or maturity date for the notes falls on a day that is not a business day, the required payment of principal or interest will be made on the next business day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of the payment on the next business day.

Additional Issuances

        We may from time to time, without the consent of existing holders, create and issue additional notes having the same terms and conditions as the notes in all respects, except for issue date, issue price and, if applicable, the first payment of interest on the additional notes. Additional notes issued in this manner will be consolidated with, and will form a single series with, the outstanding notes. If any such additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, they will be issued with a different CUSIP number (or other applicable identifying number).

Ranking

        The notes will be our senior and unsecured indebtedness and will rank equally with all of our other existing and future senior and unsecured indebtedness. The notes will effectively rank junior to any of our existing and future secured indebtedness, to the extent of the assets securing that indebtedness, and to all indebtedness and other liabilities of our subsidiaries. As of June 30, 2017, after giving effect to this offering and the use of proceeds therefrom, including completion of the Refinancing, we would have had approximately $376 million of senior debt that ranks equal in right of payment with the notes and approximately $24.9 million of secured debt, consisting of our existing capital lease obligations, that would be effectively senior to the notes.

        Indebtedness of our subsidiaries and obligations and liabilities of our subsidiaries are structurally senior to the notes since, in the event of our bankruptcy, liquidation, dissolution, reorganization or other winding up, the assets of our subsidiaries will be available to pay the notes only after the subsidiaries' indebtedness and obligations and liabilities are paid in full. Because we stand as an equity holder, rather than a creditor, of our subsidiaries, creditors of those subsidiaries will have their debt satisfied out of the subsidiaries' assets before our creditors, including the noteholders. Because our operations are and will be conducted by our subsidiaries, these subsidiaries have incurred and will continue to incur significant obligations and liabilities.

Exchange and Transfer

        You may exchange or transfer the notes in accordance with the indenture. You will not be required to pay a service charge to exchange or transfer the notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The exchange or transfer will only be made if the trustee is satisfied with your proof of ownership. See "—Book-Entry Issuance."

Paying and Paying Agents

        We will pay interest, principal and any other money due on the notes at the corporate trust office of the trustee. We may also choose to pay interest by mailing checks or making wire transfers. Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to note holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office.

Optional Redemption

        Commencing on July 22, 2024 (two months prior to their maturity date), we may redeem the notes, in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

        Prior to July 22, 2024 (two months prior to their maturity date), the notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; or

  •
  the sum of the present values of the remaining scheduled payments on the notes to be redeemed consisting of principal and interest, exclusive of interest accrued to the date of redemption that would be due if the notes matured on the Applicable Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 40 basis points plus, in each case, accrued and unpaid interest to the date of redemption.

        The notes called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed (or otherwise transmitted in accordance with the applicable procedures of DTC (as defined below)) at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The notice of redemption for the notes will state the amount to be redeemed. On and after the redemption date, interest will cease to accrue on any notes that are redeemed. If less than all the notes are redeemed at any time, the notes shall be selected on a pro rata basis or by any other method the trustee deems fair and appropriate. Book-entry notes will be selected in accordance with the applicable procedures of DTC.

        For purposes of determining the optional redemption price, the following definitions are applicable:

        "Applicable Par Call Date" means July 22, 2024 (two months prior to the maturity of the notes).

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that such notes matured on the Applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such notes assuming, for this purpose, the notes mature on the Applicable Par Call Date.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations obtained by us for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if we are unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by us.

        "Independent Investment Banker" means J.P. Morgan Securities LLC, MUFG Securities Americas Inc. or Wells Fargo Securities, LLC, as selected by us or, if all such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

        "Reference Treasury Dealer" means J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (or their respective affiliates which are primary U.S. government securities dealers in New York City (such a dealer, a "Primary Treasury Dealer") and their respective successors, a Primary Treasury Dealer selected by MUFG Securities Americas Inc. and two other Primary Treasury Dealers selected by the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue for the notes, expressed in each case as a percentage of its principal amount, quoted in writing to us by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Yield" means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the Comparable Treasury Issue with respect to the notes, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.

        Except as set forth in this prospectus supplement, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

Offer to Repurchase Upon Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event (as defined below with respect to the notes), unless we have exercised our right to redeem the notes as described above under "—Optional Redemption," the indenture provides that each holder of notes will have the right to require us to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Within 30 days following the date upon which a Change of Control Triggering Event with respect to the notes occurs, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the "Change of Control Payment Date"). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

        Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event with respect to the notes may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The definition of Change of Control under the indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our and our subsidiaries' assets, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder's notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries' assets taken as a whole to another person or group may be uncertain.

        We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        For the purposes of this section and the "Interest Rate Adjustment" section below, as applicable, the following definitions apply:

        "Change of Control" means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our subsidiaries' assets, taken as a whole, to any "person" other than to our company or any parent company, or one of our subsidiaries; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or the Voting Stock of any parent company (as defined below) or other Voting Stock into which our Voting Stock or the Voting Stock of any parent company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or any parent company, in any such event pursuant to a transaction in which any of our outstanding Voting Stock, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company (a "parent company") and (ii) the holders of our Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" with respect to the notes means the occurrence of both a Change of Control and a related Rating Event with respect to the notes.

        "Investment Grade" means a rating of BBB– or better by S&P (or its equivalent under any successor rating category).

        "Rating Agency" means:

          (1)   S&P and

          (2)   if S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

        "Rating Event" with respect to the notes means:

          (i)    the rating of the notes is lowered by the Rating Agency during the period (the "Trigger Period") commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by the Rating Agency) and (ii) the notes are rated below an Investment Grade rating by the Rating Agency on any day during the Trigger Period, provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

        "S&P" means Standard & Poor's Ratings Services, a division of S&P Global, Inc., and its successors.

        "Substitute Rating Agency" means a "nationally recognized statistical rating organization," as such term is defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors delivered to the trustee) as a replacement agency for S&P.

        "Voting Stock" means, with respect to any person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such person.

  Covenants

        We will not be restricted by the indenture from incurring any type of indebtedness or other obligation, paying dividends or making distributions on our capital stock, or purchasing or redeeming our capital stock. The indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture will not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us which may adversely affect the creditworthiness of the notes, except as specified above under "—Offer to Repurchase Upon Change of Control Trigger Event."

  Limitation on Liens.

        So long as any of the notes remain outstanding, Magellan will not, and it will not permit any Consolidated Subsidiary to, create or assume any Indebtedness for borrowed money that is secured by a mortgage, pledge, security interest or lien (the "liens") of or upon any Principal Property or shares of stock of any Consolidated Subsidiary, whether now owned or hereafter acquired, without equally and ratably securing the notes by a lien ranking ratably with and equal to such secured Indebtedness. The foregoing restriction does not apply to:

  (a)
  liens existing on the date of initial issuance of the notes;

  (b)
  liens on assets of any corporation or other business entity existing at the time it becomes a Consolidated Subsidiary;

  (c)
  liens on assets existing at the time Magellan or a Consolidated Subsidiary acquires them, or to secure the payment of the purchase price for them, or to secure Indebtedness incurred or guaranteed by Magellan or a Consolidated Subsidiary for the purpose of financing the purchase price of assets, or, in the case of real property, construction, development or improvements thereon, or liens placed upon equipment acquired after the date of initial issuance of the notes and used in the ordinary course of business of Magellan or any of its Subsidiaries, which Indebtedness is incurred or guaranteed prior to, at the time of, or within 360 days after the acquisition (or in the case of real property, completion of construction or improvements or commencement of full operation of such asset, whichever is later), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that the lien shall not apply to any assets theretofore owned by Magellan or a Consolidated Subsidiary other than, in the case of any such construction or improvements, any real property on which the construction or improvement is located;

  (d)
  liens securing Indebtedness owing by any Consolidated Subsidiary to Magellan or another Consolidated Subsidiary;

  (e)
  liens on any assets of a corporation or other business entity existing at the time the corporation or business entity is merged into or consolidated with Magellan or a Subsidiary or at the time of a sale, purchase, lease or other acquisition or disposition of the assets of such corporation or other business entity as an entirety or substantially as an entirety by Magellan or a Subsidiary;

  (f)
  liens on any assets of Magellan or a Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

  (g)
  liens upon assets of Magellan or any of its Subsidiaries subject to Capitalized Lease Obligations;

  (h)
  liens in favor of Magellan or its Subsidiaries or the notes;

  (i)
  customary liens in favor of banking institutions encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business;

  (j)
  liens on cash deposits pledged as collateral to secure Indebtedness so long as the aggregate amount of cash pledged as collateral at any time outstanding does not exceed $50,000,000; and

  (k)
  liens on cash collateral provided under the terms of the 2017 Credit Facility;

  (l)
  liens to secure Magellan or any Consolidated Subsidiary's obligations under agreements with respect to interest rate swap, spot, forward, future and option transactions or other such hedging obligations, entered into in the ordinary course of business; and

  (m)
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (l), inclusive, including the refinancing thereof (including any fees or costs associated with any such extension, renewal or replacement).

Notwithstanding the foregoing restrictions, we may create or assume any Indebtedness which is secured by a lien without securing the notes, provided that at the time of such creation or assumption, and immediately after giving effect thereto, the Exempted Debt then outstanding at such time does not exceed 20% of Net Worth.

  Interest rate adjustment.

        The interest rate payable on the notes will be subject to adjustments from time to time if S&P (or, if S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside our control, a Substitute Rating Agency) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to such notes, in the manner described below.

        If the rating from S&P (or any Substitute Rating Agency therefor) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on such notes will increase such that it will equal the interest rate payable on such notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below:

S&P Rating Percentage
BB+	0.50%
BB	1.00%
BB–	1.50%
B+ or below	2.00%

*
Including the equivalent ratings of any Substitute Rating Agency.

        If at any time the interest rate on the notes has been increased and S&P (or any Substitute Rating Agency therefor) subsequently upgrades its rating of the notes to any of the threshold ratings set forth above, the interest rate on such notes will be decreased such that the interest rate for such notes equals the interest rate payable on such notes on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If S&P (or any Substitute Rating Agency therefor) upgrades its rating to BBB– (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on such notes will be decreased to the interest rate payable on such notes on the date of their initial issuance.

        In addition, the interest rate on the notes will permanently cease to be subject to any adjustment described above, notwithstanding any subsequent downgrade, if such notes become rated BBB+ (or the equivalent of either such rating, in the case of a Substitute Rating Agency) or higher by S&P (or a Substitute Rating Agency therefor).

        Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of S&P (or a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on such notes on the date of their initial issuance or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on such notes on the date of their initial issuance.

        If at any time S&P ceases to provide a rating of the notes, we will use our commercially reasonable efforts to obtain a rating of such notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on such notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of such notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by S&P, in such table and (c) the interest rate on such notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on such notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above).

        For so long as S&P (or a Substitute Rating Agency therefor) does not provide a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on such notes on the date of their initial issuance.

        Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If S&P (or a Substitute Rating Agency therefor) changes its rating of the notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to such notes described above relating to such Rating Agency's action. If the interest rate payable on the notes is increased as described above, the term "interest," as used with respect to such notes, will be deemed to include any such additional interest unless the context otherwise requires.

        Sale and Leaseback Transactions.    Sale and Leaseback Transactions (except those transactions involving leases for less than three years, including renewals) by Magellan or any Consolidated Subsidiary of any assets are prohibited unless:

  •
  the Sale and Leaseback Transaction is solely with Magellan or any Consolidated Subsidiary;

  •
  Magellan or the Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the property or assets to be leased in an amount at least equal to the Attributable Debt with respect to such transaction without equally and ratably securing the notes; or

  •
  the proceeds of the sale of the property or assets to be leased are at least equal to their fair market value as determined by Magellan's board of directors and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction, development or improvements thereon) of property or assets or to the retirement of Senior Funded Indebtedness.

        The foregoing limitation will not apply if at the time Magellan or any Consolidated Subsidiary enters into such Sale and Leaseback Transaction, immediately after giving effect thereto, Exempted Debt does not exceed 20% of Net Worth.

        Merger, Consolidation or Sale of Assets.    The indenture will provide that we may not consolidate with or merge into any other person or convey or transfer our properties and assets, substantially as an entity to any person unless:

  •
  either we are the continuing corporation or the corporation (if other than us) formed by consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety, which is referred to as the "successor", (i) is a person organized under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes by supplemental indenture all of our obligations under the indenture and the notes; and

  •
  immediately after giving effect to the transaction no event of default, or event which, after notice or lapse of time, or both would be an event of default, has occurred and is continuing.

        The successor will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of the issuer under the indenture.

        Notwithstanding the foregoing:

  (1)
  Magellan and any Subsidiary may consolidate with or merge into any other person or convey or transfer its properties and assets, substantially as an entity to Magellan or any Subsidiary; and

  (2)
  Magellan may merge with an affiliate incorporated solely for the purpose of reincorporating Magellan in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits.

        For purpose of the above covenants and "—Events of Default" below, the following definitions apply:

        "Attributable Debt" means, in connection with a Sale and Leaseback Transaction, the lesser of:

  •
  the fair value of the assets subject to the transaction; or

  •
  the aggregate of present values (discounted at a rate per annum equal to the weighted average Yield to Maturity of the notes of all series then outstanding and compounded semiannually) of Magellan's or any Consolidated Subsidiary's obligations for net rental payments during the remaining term of all leases.

        "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

        "Capital Stock" means, with respect to any person, shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any notes convertible into such equity.

        "Consolidated Subsidiary" means any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of Magellan in accordance with generally accepted accounting principles.

        "Consolidated Total Assets" means, the total amounts of assets on our most recently available consolidated balance sheet, as calculated on a consolidated basis in accordance with generally accepted accounting principles.

        "Exempted Debt" means the sum of the following as of the date of determination:

  •
  our and our Consolidated Subsidiaries' indebtedness for borrowed money incurred after the date of issuance of the notes and secured by liens not permitted by the limitation on liens provisions of the indenture; and

  •
  our and our Consolidated Subsidiaries' Attributable Debt in respect of every Sale and Leaseback Transaction entered into after the date of the indenture, other than leases permitted by the limitation on sale and leaseback provisions of the indenture.

        "Funded Indebtedness" means all Indebtedness having a maturity of more than 12 months from the date as of which the amount of Indebtedness is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

        "Indebtedness" means all items classified as indebtedness on our most recently available consolidated balance sheet, as calculated on a consolidated basis in accordance with generally accepted accounting principles.

        "Net Worth" means, as of any date of determination, the total assets less total liabilities of Magellan and its Subsidiaries, in each case as appearing on our most recently available consolidated balance sheet, as calculated on a consolidated basis in accordance with generally accepted accounting principles.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

        "Principal Property" means any property, plant, equipment or facility owned by Magellan or a Consolidated Subsidiary located in the United States (excluding its territories and possessions and Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 1.0% of Consolidated Total Assets, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Consolidated Subsidiaries as an entirety. Accounts receivable or inventory of Magellan or any Consolidated Subsidiary are not "Principal Property."

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any property that has been or is to be sold or transferred by us or such Subsidiary, as the case may be, to such Person.

        "Senior Funded Indebtedness" means any of Magellan's Funded Indebtedness that is not subordinated in right of payment to any of Magellan's other Indebtedness.

        "Subsidiary" means any corporation, partnership, limited liability company, business trust, trust or other legal entity of which at least a majority of the outstanding stock or other ownership interests having voting power to elect a majority of the board of directors, managers or trustees of that corporation, partnership, limited liability company, business trust, trust or other legal entity (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company, business trust, trust or other legal entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by Magellan or by Magellan and one or more Subsidiaries or by one or more Subsidiaries.

        "Yield to Maturity" means the yield to maturity on a series of notes, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Events of Default

        Each of the following will be an event of default under the indenture:

          (1)   default in any payment of any installment of interest on any note and any related coupon when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2)   default in the payment of principal of or premium, if any, on any note when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)   our failure, after notice, to comply within 75 days with any of our other agreements contained in the indenture applicable to the notes;

          (4)   certain events of bankruptcy, insolvency or reorganization of Magellan.

          (5)   (A) our failure or the failure of any of our Subsidiaries to pay indebtedness for money we borrowed or any of our Subsidiaries borrowed in an aggregate principal amount of at least $50,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days after notice or (B) acceleration of the maturity of indebtedness for money we borrowed or any of our Subsidiaries borrowed in an aggregate principal amount of at least $50,000,000, if that acceleration results from a default under the instrument giving rise to or securing such indebtedness for money borrowed and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days after notice; or

        A default under clause (3) or (5) of this paragraph will not constitute an event of default until the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes notify us of the default and such default is not cured within the time specified in such clause, if any after receipt of such notice.

        If an event of default (other than an event of default referred to in clause (4) above with respect to us) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us and the trustee may, and the trustee at the written request of such holders shall, declare the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default referred to in clause (4) above occurs with respect to us and is continuing, the principal of and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        In order for holders of the notes to initiate proceedings for a remedy under the indenture (other than with respect to an event of default referred to in clause (4) above with respect to us), holders of at least 25% in aggregate principal amount of the notes must first give notice to the trustee, must request that the trustee initiate a proceeding in its own name as trustee and must offer the trustee indemnity reasonably satisfactory to it against costs and liabilities. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of the notes, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of notes. However, any holder is entitled at any time to bring a lawsuit for payment of money due on the notes on or after the due date.

        The holders of a majority in aggregate principal amount of the outstanding notes may rescind a declaration of acceleration if all events of default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived.

        If we default on the payment of any installment of interest and fail to cure the default within 30 days, or if we default on the payment of principal when it becomes due, then the trustee may require us to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection.

        The indenture provides that if a default occurs and is continuing of which a responsible officer of the trustee has received written notice at its corporate trust office, the trustee must send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, or interest on, any note, the trustee may withhold notice if the trustee determines that withholding notice is in the best interests of the holders.

        The holders of a majority in principal amount of the outstanding notes may waive any past default or event of default except for a default in the payment of principal of or interest on the notes or a default relating to a provision that cannot be amended without the consent of each affected holder.

Modification or Waiver

        There are three types of changes we can make to the indenture.

        Changes Requiring Noteholder Approval.    Certain changes cannot be made to the indenture or the notes without approval of each affected noteholder, including the following:

  •
  reducing the principal, any premium, or changing the stated final maturity of the notes or altering our repurchase obligations with respect to the notes;

  •
  reducing the rate of, or changing the time for, payment of interest on the notes;

  •
  making the principal or interest payable in a currency other than United States dollars or changing the place of payment;

  •
  modifying the right of any noteholder to receive or sue for payment of principal or interest on the date such principal or interest is due; or

  •
  reducing the aggregate principal amount of the notes whose holders must consent to supplement the indenture or to waive any of its provisions.

        Changes Requiring a Majority Vote of the Noteholders.    Other than as set forth above, the indenture and the notes can generally be amended by a vote in favor by holders owning a majority of the outstanding principal amount of the notes. In the event that more than one series of notes issued under the base indenture is affected by the amendment, a separate vote will not be needed for each series if they are affected in the same way.

        Changes Not Requiring Approval.    From time to time, we and the trustee may, without the consent of the noteholders, amend either the indenture or the notes for specified purposes, including to:

  •
  reflect that a successor has succeeded us and has assumed our covenants and obligations under the notes and the indenture;

  •
  comply with the merger covenant;

  •
  add further covenants for the benefit of the noteholders;

  •
  add any additional event of default;

  •
  pledge property to the trustee as security for the notes;

  •
  provide for the issuance of additional notes;

  •
  add guarantees with respect to the notes;

  •
  change the trustee or provide for an additional or successor trustee and to add to or change any provision of the indenture as necessary to provide for or to facilitate the administration of trusts by more than one trustee;

  •
  supplement any of the provisions to such extent is necessary to permit or facilitate the defeasance or discharge of the notes, provided such action will not adversely affect the interest of any holder of the notes

  •
  modify the indenture in order to continue its qualification under the TIA or as may be necessary or desirable in accordance with amendments of that act;

  •
  issue and establish the form and terms and conditions of other series of securities as provided in the base indenture;

  •
  provide for uncertificated or unregistered notes;

  •
  make any change that provides any additional rights or benefits to holders of the notes or that does not adversely affect the legal rights of any holder of the notes;

  •
  cure any ambiguity, mistake or inconsistency in the indenture or in the notes or make any other provisions with respect to matters or questions arising under the indenture as long as the interests of the holders of the notes are not adversely affected in any material respect; or

  •
  to conform any provision to this description of the notes.

Satisfaction and Discharge

        The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture, with respect to the notes when certain specified conditions have been satisfied, including the following:

  •
  all notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

  •
  we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit, in the case of notes that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of other notes;

  •
  no event of default or event which with the giving of notice or the lapse of time, or both, would become an event of default shall have occurred and be continuing on the date of the deposit discussed above and no event of default involving certain events of bankruptcy, insolvency or reorganization of Magellan shall have occurred and be continuing;

  •
  we have paid or caused to be paid all other sums payable under the indenture in respect of the notes; and

  •
  we have delivered to the trustee irrevocable instructions to apply the deposited money toward the payment of the notes at the stated maturity or the redemption date, as the case may be, and an officers' certificate and opinion of counsel, each stating that all these conditions have been complied with.

        We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

        At our option, we can terminate all of our obligations with respect to certain covenants under the indenture with respect to the notes, other than the obligation to pay principal, any premium and interest on the notes and other specified obligations, at any time by:

  •
  depositing money or United States government obligations, or a combination thereof, with the trustee in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the notes to their maturity; and

  •
  complying with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our defeasance.

        In addition, we can terminate all of our obligations under the indenture with respect to the notes, including the obligation to pay principal, any premium and interest on the notes, at any time by:

  •
  depositing money or United States government obligations, or a combination thereof, with the trustee in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the notes to their maturity; and

  •
  complying with other specified conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the U.S. Internal Revenue Service, or a change in the United States federal tax law since the issuance of the notes, to the effect that holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our defeasance.

Book-Entry Issuance

        The notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depository Trust Company, or DTC, or its nominee. We will not issue certificated notes to you, except in the limited circumstances described below. Each global note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred. DTC, its nominees and their successors may, however, transfer a global note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

        Beneficial interests in a global note will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This book-entry system eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

        When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC's records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants' records. DTC will have no knowledge of your individual ownership of the notes. DTC's records will show only the identity of the direct participants and the principal amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of each global note for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note.

        It is DTC's current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our Company.

        Notes represented by one or more global notes will be exchangeable for certificated notes with the same terms in authorized denominations only if:

  •
  DTC is unwilling or unable to continue as a depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

  •
  an event of default occurs and is continuing in respect of the notes.

        If a global note is exchanged for certificated notes, the trustee will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those certificated notes.

Euroclear and Clearstream

        Links have been established among DTC, Clearstream Banking S.A., or Clearstream, and Euroclear Bank S.A./N.V., or Euroclear, which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.

        Noteholders may hold their notes through the accounts maintained by Euroclear or Clearstream in DTC only if they are participants of those systems, or indirectly through organizations which are participants in those systems.

        Euroclear and Clearstream will hold omnibus book-entry positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear and Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear and Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        All information in this prospectus on Euroclear and Clearstream is derived from Euroclear or Clearstream, as the case may be, and reflects the policies of such organizations. These organizations may change these policies without notice.

Concerning the Trustee

        U.S. Bank National Association will be the trustee under the base indenture, and will be the trustee under the supplemental indenture governing the notes offered hereby. U.S. Bank National Association has been appointed as registrar and paying agent with regard to the notes offered hereby. We and our affiliates maintain various commercial and investment banking relationships with U.S. Bank

National Association and its affiliates in the ordinary course of business. U.S. Bank National Association is a lender under our Existing Credit Agreements and is anticipated to be a lender under the 2017 Credit Agreement.

        The indenture provides that, except during the continuance of an event of default under the indenture of which a responsible officer of the trustee has received written notice at its corporate trust office, the trustee under the indenture will perform only those duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture with respect to the notes, subject to some exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

        Each year we must furnish to the trustee a written statement of some of our officers that, to their knowledge, we are in compliance with the conditions and covenants under the indenture.

        The trustee may resign or be removed and a successor trustee may be appointed to act with respect to the notes.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes the material U.S. federal income tax consequences to "non-U.S. holders" of ownership and disposition of the notes purchased in this offering, but does not purport to provide a complete analysis of all potential U.S. federal income tax considerations relating thereto.

        A "non-U.S. holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a non-resident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        You are not a non-U.S. holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax advisor regarding the U.S. federal income tax consequences of owning or disposing of a note.

        If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns the notes, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or owner, the activities of the entity and certain determinations made at the partner or beneficial owner level.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all in effect as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. Prospective purchasers should consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of the notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

U.S. Federal Withholding Tax

        Subject to the discussion below concerning FATCA and backup withholding, U.S. federal withholding tax will not apply to any payment of principal or interest on the notes, provided that in the case of interest:

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

  •
  you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership;

  •
  you certify on a properly executed Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E, under penalties of perjury, that you are not a United States person; and

  •
  it is not effectively connected with your conduct of a trade or business in the United States (as described below).

        If you cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies or the interest payments are effectively connected with the conduct of a U.S. trade or business. If a tax treaty applies to you, you may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction of the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN or W-8BEN-E claiming a reduction of or an exemption from withholding tax under an applicable tax treaty or a properly executed IRS Form W-8ECI stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax

        Any gain, (which does not include amounts attributable to accrued interest, which are taxable as set forth above) realized on the disposition of a note (including a redemption or retirement) will generally not be subject to U.S. federal income tax unless such gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you).

        If you are engaged in a trade or business in the United States and interest or gain on the notes is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to a permanent establishment), you will be subject to U.S. federal income tax (but not U.S. federal withholding tax, assuming, in the case of interest, a properly executed Form W-8ECI is provided) on such interest or gain on a net income basis, generally in the same manner as if you were a United States person. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Backup Withholding and Information Reporting

        Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS and to you. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty or other intergovernmental agreement.

        Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and you may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will avoid backup withholding as well.

        The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes

        Provisions commonly referred to as "FATCA" impose withholding of 30% on payments of interest on the notes and, after December 31, 2018, payments of proceeds of sales or redemptions of the notes paid to "foreign financial institutions" (which is broadly defined for this purpose to include investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies, which is typically evidenced by delivering of a properly executed IRS Form W-8BEN-E. An intergovernmental agreement between the United States and the entity's jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes.

 UNDERWRITING (CONFLICTS OF INTEREST)

        J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering, and J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below.

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$120,000,000
MUFG Securities Americas Inc.	100,000,000
Wells Fargo Securities, LLC	100,000,000
U.S. Bancorp Investments, Inc.	40,000,000
BBVA Securities Inc.	25,000,000
Citigroup Global Markets Inc.	5,000,000
Fifth Third Securities, Inc.	5,000,000
KeyBanc Capital Markets Inc.	5,000,000

Total	$400,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.500% of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed 0.250% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions. The offering of the notes by the underwriters is subject to receipt and acceptance and are subject to the underwriters' right to reject any order in whole or in part.

        This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation by or on behalf of us, or by or on behalf of the underwriters, to subscribe for or purchase, any of the notes in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus comes to inform themselves about and to observe any such restrictions.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.

Paid for by us
Per Note	0.900%
Total	$3,600,000

        We estimate that the expenses for this offering payable by us, other than underwriting discounts, will be less than $0.9 million.

        In connection with the offering, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage activities and other financial and non-financial activities and services. The underwriters perform and have performed commercial and investment banking and advisory services for us from time to time for which they receive and have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive fees and expenses. For example, affiliates of certain of the underwriters are or are expected to be lenders and/or agents under the 2017 Credit Agreement and the L/C Agreement. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Settlement

        We expect that delivery of the notes will be made to investors on or about September 22, 2017 which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the next succeeding two business days will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding two business days should consult their advisors.

Conflicts of Interest

        Affiliates of J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., Citigroup Global Markets Inc., BBVA Securities Inc. and Fifth Third Securities, Inc. will receive 5% or more of the net proceeds of this offering by reason of the repayment of amounts due under the Existing Credit Agreements in connection with the Refinancing. To the extent that any one underwriter, together with its affiliates, receives 5% or more of the net proceeds, such underwriter would be deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority. Accordingly, this offering will be conducted in accordance with Rule 5121. J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., Citigroup Global Markets Inc., BBVA Securities Inc. and Fifth Third Securities, Inc. will not confirm sales to any account over which they exercise discretion without the specific written approval of the account holder.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For purposes of the above provisions, the expression an "offer to the public" in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in the relevant member state by any measure implementing the Prospectus Directive in the relevant member state and the expression "Prospectus Directive" means Directive 2003/71/EC.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        Each underwriter has warranted and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority ("FINMA"), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Hong Kong

        This prospectus supplement and the accompanying prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Taiwan

        The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Korea

        The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a "Korean QIB") registered with the Korea Financial Investment Association (the "KOFIA") as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) ("Corporations Act")) has been or will be lodged with the Australian Securities and Investments Commission ("ASIC") or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

        The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

  (a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  (b)
  the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  (c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  (d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the notes on behalf of us. Various legal matters relating to the offering will be passed on for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Magellan Health, Inc. incorporated by reference in Magellan Health, Inc.'s Form 10-K for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Magellan Health, Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

MAGELLAN HEALTH, INC.

DEBT SECURITIES

        We may from time to time offer to sell our debt securities. The debt securities may consist of debentures, notes or other types of debt. We refer to our debt securities as the "securities" in this prospectus.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide a specific plan of distribution and the specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Investing in the securities involves risks. See "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, any prospectus supplement, and any free writing prospectus we may file with the SEC, together with any additional information you may need, to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. You should not assume the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. We have not authorized anyone else to provide you with other information.

        Unless otherwise indicated, references to "we," "us," "our," "the company" and "our company" are to Magellan Health, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our filings with the SEC are also available in the "Investors" section of our website on the Internet at www.magellanhealth.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of The NASDAQ Global Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC's Public Reference Room in Washington D.C., as well as through the SEC's website listed above.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017;

  •
  Our Current Reports on Form 8-K filed on January 10, 2017, February 13, 2017, March 8, 2017, May 25, 2017 and July 13, 2017, respectively;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed on April 12, 2017 but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

  •
  Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations Department, Magellan Health, Inc., 55 Nod Road, Avon, Connecticut 06001, Telephone No. 1-877-645-6464.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus (including the information incorporated by reference in this prospectus) contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

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  our inability to renegotiate or extend expiring customer contracts, or the termination of customer contracts;

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  our inability to integrate acquisitions in a timely and effective manner;

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  changes in business practices of the industry, including the possibility that certain of our managed care customers could seek to provide managed healthcare services directly to their subscribers, instead of contracting with us for such services, particularly as a result of further consolidation in the managed care industry and especially regarding managed healthcare customers that have already done so with a portion of their membership;

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  the impact of changes in the contracting model for Medicaid contracts, including certain changes in the contracting model used by states for managed healthcare services contracts relating to Medicaid lives;

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  our ability to accurately predict and control healthcare costs, and to properly price our services;

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  our ability to accurately underwrite and control healthcare costs associated with our expansion into clinically integrated management of special populations eligible for Medicaid and Medicare, including individuals with serious mental illness and other unique high-cost populations;

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  our ability to maintain or secure cost-effective healthcare provider contracts;

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  our ability to maintain relationships with key pharmacy providers, vendors and manufacturers;

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  fluctuation in quarterly operating results due to seasonal and other factors;

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  our dependence on government spending for managed healthcare, including changes in federal, state and local healthcare policies;

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  restrictive covenants in our debt instruments;

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  present or future state regulations and contractual requirements that we provide financial assurance of our ability to meet our obligations;

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  the impact of the competitive environment in the managed healthcare services industry which may limit our ability to maintain or obtain contracts, as well as our ability to maintain or increase our rates;

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  the impact of healthcare reform legislation;

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  the Mental Health and Substance Abuse Benefit Parity Law and Regulations;

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  government regulation;

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  our participation in Medicare Part D is subject to government regulation;

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  the unauthorized disclosure of sensitive or confidential member or other information;

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  a breach or failure in our operational security systems or infrastructure, or those of third parties with which we do business;

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  the possible impact of additional regulatory scrutiny and liability associated with the our Pharmacy Management segment;

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  the inability to realize the value of goodwill and intangible assets;

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  pending or future actions or claims for professional liability;

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  claims brought against us that either exceed the scope of our liability coverage or result in denial of coverage;

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  class action suits and other legal proceedings;

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  negative publicity;

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  the impact of governmental investigations;

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  the impact of varying economic and market conditions on our investment portfolio;

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  the state of the national economy and adverse changes in economic conditions; and

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  the impact to contingent consideration as a result of changes in operational forecasts and probabilities of payment.

        See "Risk Factors" for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus, any accompanying prospectus or any documents incorporated by reference herein or therein. Any forward-looking statement made by us in this prospectus, any accompanying prospectus or any documents incorporated by reference herein or therein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY

Our Business

        Magellan Health, Inc. was incorporated in 1969 under the laws of the State of Delaware. We are engaged in the healthcare management business, and are focused on managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. We develop innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve. We provide services to health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third party administrators. Our business is divided into three segments, based on the services it provides and/or the customers it serves.

Our Corporate Information

        Our principal executive offices are located at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251, and our telephone number at that location is (602) 572-6050.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties included in any prospectus supplement or free writing prospectus and under "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby for our general corporate purposes, which may include repayment of indebtedness, acquisitions, working capital, capital expenditures and any other purposes that may be stated in any prospectus supplement. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

		Year Ended December 31,
	Six Months Ended June 30, 2017
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.4x	14.8x	11.7x	21.7x	58.2x	73.8x

        For purposes of calculating the ratio above, earnings are defined as profit or loss from operations before income taxes, adjusted to add back fixed charges, interest expense associated with the amortization of capitalized interest and net losses attributable to non-controlling interest, and reduced by capitalized interest associated with loan issuance costs. Fixed charges consist of interest expense associated with debt and capital lease obligations, capitalized interest attributable to loan issuance costs and the interest component of rental expense, less interest expense associated with the amortization of capitalized interest.

DESCRIPTION OF SECURITIES

        We may offer the debt securities from time to time as senior debt. The debt securities will be issued under a senior debt securities indenture. The form of senior debt securities indenture relating to our senior debt securities has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the senior debt securities indenture are also governed by certain provisions of the Trust Indenture Act of 1939.

        The debt securities may be issued from time to time in one or more series. The particular terms of each series which is offered by a prospectus supplement will be described in the related prospectus supplement. We will set forth in the applicable prospectus supplement a description of the specific terms of any securities that may be offered under this prospectus.

 PLAN OF DISTRIBUTION

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide a specific plan of distribution for any securities to be offered in supplements to this prospectus.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Magellan Health, Inc. incorporated by reference in Magellan Health, Inc.'s Form 10-K for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Magellan Health, Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$400,000,000

Magellan Health, Inc.

4.400% Senior Notes due 2024

PROSPECTUS SUPPLEMENT
September 15, 2017

Joint Bookrunning Managers

J.P. Morgan
MUFG
Wells Fargo Securities
BBVA
US Bancorp

Co-Managers

Citigroup
Fifth Third Securities
KeyBanc Capital Markets